EXHIBIT 99.1

Motive, Inc. Announces First Quarter Earnings

•	License revenue of $14.1 million reflects 22 percent growth over prior year
•	First quarter pro forma earnings of $0.05 per diluted share exceeds consensus estimates; GAAP earnings of $0.02 per diluted share

AUSTIN, Texas, April 21, 2005 - Motive, Inc. (NASDAQ: MOTV), a leading provider of management software, today announced results for the first quarter ended March 31, 2005. Core revenue, which excludes impact from business acquisitions, was $23.3 million, a 21 percent increase over the first quarter of 2004. Total revenue for the first quarter of 2005 was $24.6 million.

Motive’s pro forma net income for the first quarter of 2005 was $1.5 million or $0.05 per diluted share, beating consensus estimates by a penny. Motive’s GAAP net income for the first quarter of 2005 was $600,000 or $0.02 per diluted share, compared to a loss of $1.6 million or $0.16 per diluted share for the first quarter of 2004. A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in this press release.

“For the fourth consecutive quarter, our results have met or exceeded expectations. We believe this demonstrates that we are in the right markets with the right products at the right time,” said Scott Harmon, CEO of Motive. “The need for our management automation software remains strong as companies continue to invest heavily in the delivery of sophisticated networked products and services to mainstream enterprise and consumer customers.”

“The rigor and discipline we put into developing arguably the industry’s most full-featured product set continues to pay-off and provide the business leverage we planned,” said Logan Wray, COO of Motive. “We believe this is one of the primary reasons we have been able to garner almost twice the number of customers as our nearest competitor.”

Current Highlights

•	Strategic joint sales, marketing and development agreement with Alcatel, the world’s leading DSL network infrastructure company, that will result in the development of a new product for managing digital home services such as home networking, IP-TV and Voice over IP. This relationship also expands Motive’s reach into new markets.

•	Leading customer premises equipment providers Linksys, SMC, and Westell demonstrate interoperability with Motive’s remote device management solution for residential gateways.

•	Strategic licensing agreement with 3Com allows the company to build intelligent automation into its secure, converged networking solutions for enterprises.

•	License agreement with one of the world’s largest banking institutions allows it to build management automation into a new business service.

•	More than 20 new product and service deployments reflect continued momentum and robust opportunity within existing customer base.

Financial Outlook

Core revenue for the second quarter of 2005 is expected to be in the range of $25.3 million to $25.8 million, and total revenue is expected to be in the range of $26.3 million to $26.8 million. Core revenue for the fiscal year 2005 is expected to be in the range of $108 million to $110 million, and total revenue is expected to be in the range of $112 million to $114 million. Pro forma earnings are expected to be in the range of $0.06 to $0.07 per diluted share for the second quarter of 2005 and in the range of $0.32 to $0.35 per diluted share for fiscal year 2005.

Conference Call Details

Motive has scheduled a conference call for 4:00 p.m. CST today to discuss its first quarter of 2005 results. Listeners can access the conference call via webcast from the Investor Relations section of Motive’s website at www.motive.com or by dialing (800) 901-5259 and using the participant code 35614827. Presentation slides will accompany the call and can be accessed from the Investor Relations section of Motive’s website at www.motive.com. For those who cannot listen to the live broadcast of the call, a replay of the webcast will be available approximately two hours after the live call ends from the Investor Relations section of Motive’s website at www.motive.com or you can access a replay of the conference call at (888) 286-8010. The pass code for the replay is 50522986.

About Motive, Inc.

Motive, Inc. has pioneered a unique approach to designing management services into Internet-era networks, systems and applications. Motive’s software makes complex products and services self-managing, reducing overhead costs and optimizing customers’ return on investment. Companies worldwide have relied on Motive’s software to provide a range of problem remediation and configuration management tasks for more than 40 million endpoints. Founded in 1997, Motive is headquartered in Austin, Texas, and has offices in Europe and Asia. For more information, visit www.motive.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties concerning our expected financial performance, as well as our future business prospects and product and service offerings. Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered as an indication of future performance. These potential risks and uncertainties include, among other things: our concentrated customer base; the mix of perpetual and term licenses; the effect of the timing of the recognition of revenue from products licensed; our typically long sales cycle; the dependence of our financial growth on the continued success and acceptance of our existing and new product and service offerings; our ability to market our products in new geographic areas; the compatibility of our software with hardware and software platforms that are used by our customers and their subscribers now or in the future; the ability to attract and retain key personnel; the intensely competitive nature of the market for our products and services; and the additional risk factors described in our SEC filings, which are available at the SEC’s website at www.sec.gov. Statements included in this press release are based upon information known to us as of the date of this release, and we assume no obligation to update any information contained in this press release.

Non-GAAP Financial Information

Motive has provided in this release certain financial information that has not been prepared in accordance with generally accepted accounting principles (GAAP). This information includes but is not limited to core revenue, pro forma net income and pro forma fully diluted earnings per share. These measures may be different from measures used by other companies. Our management uses these non-GAAP measures to evaluate our financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliation of these and other non-GAAP financial measures to the comparable GAAP results, which is included in this press release.

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Motive and the Motive logo are trademarks or registered trademarks of Motive, Inc. All other products or services mentioned herein are trademarks of their respective holders.

Media Contact:	Investor Contact:
Cybele Diamandopoulos	April Downing
Motive, Inc.	Motive, Inc.
512-506-4272	512-531-1038
cdiamand@motive.com	ir@motive.com

MOTIVE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
	(unaudited)
Revenue:
License fees	$14,068	$11,495
Services:
Services	9,235	7,755
Acquired in business combination	1,258	3,426

Total services revenue	10,493	11,181

Total revenue	24,561	22,676

Cost of revenue:
License fees	144	194
Amortization of acquired technology	331	214
Services	6,986	7,537

Total cost of revenue	7,461	7,945

Gross margin	17,100	14,731

Operating expenses:
Sales and marketing	8,320	7,555
Research and development	4,535	4,234
General and administrative	2,506	2,169
Amortization of intangibles	850	773
Amortization of deferred stock compensation (1)	338	851

Total operating expenses	16,549	15,582

Income (loss) from operations	551	(851)
Interest income (expense), net	289	(510)
Other income (expense), net	(72)	472

Income (loss) before income taxes	768	(889)
Provision for income taxes	162	681

Net income (loss)	$606	$(1,570)

Basic income (loss) per share	$0.02	$(0.16)

Diluted income (loss) per share	$0.02	$(0.16)

Shares used in computing basic income (loss) per share	25,955	9,755
Shares used in computing diluted income (loss) per share	27,440	9,755

(1)	If the amortization of deferred stock compensation were allocated to specific operating statement line items, it would be allocated as follows:

Cost of services revenue	$19	$53
Sales and marketing	142	320
Research and development	100	288
General and administrative	77	190

	$338	$851

MOTIVE, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,078	$44,490
Short-term investments	30,282	24,724
Accounts receivable, net	18,866	18,823
Prepaid expenses and other current assets	3,692	3,104

Total current assets	92,918	91,141

Property and equipment, net	6,509	6,850
Goodwill	56,409	56,409
Acquired technology, net	7,656	7,987
Other intangibles, net	7,565	8,414
Other assets	2,744	3,114

Total assets	$173,801	$173,915

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,116	$6,547
Accrued liabilities	6,761	7,282
Deferred revenue	12,491	11,576

Total current liabilities	23,368	25,405
Deferred revenue	3,781	4,526

Total liabilities	27,149	29,931

Stockholders’ equity:

Common stock: $0.001 par value; 150,000,000 shares authorized; 26,078,612 shares issued and outstanding at March 31, 2005; 25,760,868 shares issued and outstanding at December 31, 2004	26	26
Additional paid-in capital	236,052	234,417
Deferred stock compensation	(1,423)	(1,796)
Accumulated comprehensive loss	(670)	(724)
Accumulated deficit	(87,333)	(87,939)

Total stockholders’ equity	146,652	143,984

Total liabilities and stockholders’ equity	$173,801	$173,915

MOTIVE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended March 31,
	2005	2004
Cash flows from operating activities
Net income (loss)	$606	$(1,570)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	859	911
Amortization of deferred stock compensation	338	851
Amortization of debt discount	—	116
Amortization of intangibles	1,181	987
Accretion of discount on short-term investments	(80)	—
Other noncash items	19	(5)
Changes in operating assets and liabilities net of acquisitions	(3,031)	5,846

Net cash provided by (used in) operating activities	(108)	7,136

Cash flows from investing activities
Purchase of short-term investments	(5,437)	(8,040)
Restricted cash	—	15,000
Purchase of property and equipment	(523)	(397)

Net cash provided by investing activities	(5,960)	6,563

Cash flows from financing activities
Payments made on long-term debt	—	(99)
Proceeds from issuance of common stock	1,657	650
Repurchase of common stock	(1)	(197)

Net cash provided by financing activities	1,656	354

Net increase (decrease) in cash and cash equivalents	(4,412)	14,053
Cash and cash equivalents at beginning of period	44,490	23,234

Cash and cash equivalents at end of period	$40,078	$37,287

MOTIVE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts; unaudited)

	Three Months Ended March 31,
	2005	2004
GAAP services revenue	$10,493	$11,181
Pro forma adjustments:
Services revenue acquired in business combination	1,258	3,426

Pro forma core services revenue	$9,235	$7,755

GAAP revenue	$24,561	$22,676
Pro forma adjustments:
Services revenue acquired in business combination	1,258	3,426

Pro forma core revenue	$23,303	$19,250

GAAP gross margin	$17,100	$14,731
Pro forma adjustments:
Amortization of acquired technology	331	214

Pro forma gross margin	$17,431	$14,945

Pro forma gross margin	71%	66%

GAAP income (loss) from operations	$551	$(851)
Pro forma adjustments:
Amortization of acquired technology	331	214
Amortization of intangibles	850	773
Amortization of deferred stock compensation	338	851

Total pro forma adjustments	1,519	1,838

Pro forma income from operations	$2,070	$987

Pro forma operating margin	8%	4%

GAAP net income (loss)	$606	$(1,570)
Total pro forma adjustments affecting income (loss) from operations	1,519	1,838
Add back of tax per GAAP financial statements	162	681
Pro forma income tax expense calculated at 35% effective tax rate	(800)	(332)

Pro forma net income	$1,487	$617

GAAP shares used in computing diluted income (loss) per share	25,955	9,755
Pro forma adjustments:
Common shares subject to repurchase	22	53
Redeemable convertible preferred stock outstanding	—	10,322
Incremental shares related to stock warrants	10	474
Incremental shares related to stock options	1,453	1,646

Pro forma weighted average fully diluted shares outstanding	27,440	22,250

Pro forma fully diluted earnings per share *	$0.05	$0.03

*	Pro forma fully diluted earnings per share is calculated as pro forma net income divided by pro forma weighted average fully diluted shares outstanding.